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                                                                    Exhibit 3.1



             FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               MAZEL STORES, INC.

ARTICLE I
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         The name of the Corporation is Mazel Stores, Inc.

                                   ARTICLE II
                                   ----------

         The principal office of the Corporation is located in Cuyahoga County, the State of Ohio.

                                   ARTICLE III
                                   -----------

         The purposes of the Corporation are and shall be as follows:

                  To carry on any lawful business whatsoever in connection with the business of the Corporation or which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties; and to have and exercise all rights, powers and privileges which are now or may hereafter be conferred upon corporations by the laws of Ohio.

                                   ARTICLE IV
                                   ----------

         The authorized number of shares of capital stock of the Corporation shall consist of Sixteen Million (16,000,000) shares, of which Fourteen Million (14,000,000) shall be Common Shares, without par value and Two Million (2,000,000) shall be Serial Preferred Shares, without par value. The Serial Preferred Shares shall be divided into two classes: Voting Serial Preferred Shares, consisting of One Million (1,000,000) shares ("Voting Preferred Shares") and Non-voting Serial Preferred Shares, consisting of One Million (1,000,000) shares ("Non-voting Preferred Shares").

Subdivision A - Provisions Applicable to Voting Preferred Shares
- ----------------------------------------------------------------

1.       General
         -------

         1.1. The Voting Preferred Shares may be issued, from time to time, in one or more series. Subject to the provisions of paragraph 1.2 of this Subdivision, the Board of Directors, in a resolution or resolutions (a copy of which shall be



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                  filed and recorded as required by law) providing for the issue of a series of Voting Preferred Shares, is expressly authorized to fix:

                  a. The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                  b. The annual dividend rate for the particular series, the date or dates from which dividends on all shares of such series shall be paid, and whether or not dividends on shares of the particular series shall be cumulative;

                  c. The redemption rights and price or prices, if any, for the particular series;

                  d. The right, if any, of the holders of a particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions;

                  e. The obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or price per share for such series redeemed pursuant to the sinking fund or redemption or purchase account; and

                  f. The amounts payable on shares of the series and the priority among series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  The Board of Directors is authorized to adopt from time to time amendments to these Amended and Restated Articles of Incorporation fixing, with respect to each such series, the matters specified in clauses (a) through (f) of this paragraph
                  1.1 of this Subdivision or any other matter permitted by law.

         1.2. All shares of any one series of Voting Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Voting Preferred Shares.



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2.       Rights on Liquidation
         ---------------------

                  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series, whether Voting or Non-voting Preferred Shares, shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal, in the aggregate, to that stated and expressed in the resolutions adopted by the Board of Directors which provides for the issue of each series. Such portion of the net assets of the Corporation shall be distributed among the Serial Preferred Shares in the order of priority established in such Board of Directors' resolutions. Unless otherwise provided by the terms of a series of Serial Preferred Shares, the remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

3.       Voting
         ------

         3.1 The holders of Voting Preferred Shares shall be entitled to one vote for each Voting Preferred Share upon all matters presented to the shareholders, and, except as otherwise provided by these Amended and Restated Articles of Incorporation or required by law, the holders of Voting Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. Unless otherwise provided by the terms of a series of Voting Preferred Shares, no adjustment of the voting rights of holders of Voting Preferred Shares shall be made in the event of an increase or decrease in the number of Common Shares authorized or issued or in the event of a share split or combination of the Common Shares or in the event of a share dividend on any class of shares payable solely in Common Shares.

         3.2 The following matters shall require the vote or consent of the holders of a majority of the then outstanding Voting Preferred Shares voting separately as a class:

                  a. Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Code of Regulations of the Corporation that affects adversely the voting powers or liquidation preferences of the holders of Voting Preferred Shares; PROVIDED, HOWEVER, that for the purpose of this clause (a) only, neither the amendment of the Articles of Incorporation of the Corporation to authorize, or to increase the authorized number of shares of, Voting Preferred Shares or of any shares of any class ranking on a parity with or junior to the Voting Preferred Shares, nor the increase by the


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                           shareholders pursuant to the Code of Regulations of
                           the number or classes of directors of the Corporation shall be deemed to affect adversely the voting powers or liquidation preferences of the holders of Voting Preferred Shares; and PROVIDED FURTHER, that if such amendment, alteration or repeal affects adversely the liquidation preferences of one or more, but not all, of the then outstanding series of Voting Preferred Shares, only the vote or consent of the holders of at least a majority of the number of the then outstanding shares of the series so affected shall be required.

                  b. The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all of a series of outstanding Voting Preferred Shares, except in accordance with a purchase offer made to all holders of record of such series of Voting Preferred Shares if, at the time of such purchase offer, all dividends on such series of Voting Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable to all such shares shall have been complied with.

4.       Ranking
         -------

                  Whenever reference is made herein to shares "ranking prior to the Voting Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of a specified series of Voting Preferred Shares; whenever reference is made to shares "on a parity with the Voting Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of a specified series of Voting Preferred Shares; and whenever reference is made to shares "ranking junior to the Voting Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of a specified series of Voting Preferred Shares.



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Subdivision B - Provisions Applicable to Non-voting Preferred Shares.
- ---------------------------------------------------------------------

1.       General
         -------

         1.1. The Non-voting Preferred Shares may be issued, from time to time, in one or more series. Subject to the provisions of paragraph 1.2 of this Subdivision, the Board of Directors, in a resolution or resolutions ( a copy of which shall be filed and recorded as required by law) providing for the issue of a series of Non-voting Preferred Shares, is expressly authorized to fix:

                  a. The distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                  b. The annual dividend rate for the particular series, the date or dates from which dividends on all shares of such series shall be paid, and whether or not dividends on shares of the particular series shall be cumulative;

                  c. The redemption rights and price or prices, if any, for the particular series;

                  d. The right, if any, of the holders of a particular series to convert such stock into other classes of shares, and the terms and conditions of such conversions;

                  e. The obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption or purchase account; and

                  f. The amounts payable on shares of the series and the priority among series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  The Board of Directors is authorized to adopt from time to time amendments to these Amended Articles of Incorporation fixing, with respect to each such series, the matters specified in clauses (a) through (f) of this paragraph 1.1 of this Subdivision or any other matter permitted by law.



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         1.2.     All shares of any one series of Non-voting Preferred Shares shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Non-voting Preferred Shares.

2.       Rights on Liquidation
         ---------------------

                  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall have been made to the holders of the Common Shares, the holders of the Serial Preferred Shares of each series, whether Voting or Non-voting Preferred Shares, shall be entitled to be paid, or to have set apart in trust for payment, an amount from the net assets of the Corporation equal, in the aggregate, to that stated and expressed in the resolutions adopted by the Board of Directors which provides for the issue of each series. Such portion of the net assets of the Corporation shall be distributed among the Serial Preferred Shares in the order of priority established in such Board of Directors' resolutions. Unless otherwise provided by the terms of a series of Serial Preferred Shares, the remaining net assets of the Corporation shall be distributed solely among the holders of the Common Shares according to their respective shares.

3.       Non-voting
         ----------

         3.1 The holders of Non-voting Preferred Shares shall NOT be entitled to vote on any matter, except as expressly required pursuant to paragraph 3.2 of this Subdivision B or applicable law.

         3.2 The following matters shall require the vote or consent of the holders of a majority of the then outstanding Non-voting Preferred Shares voting separately as ONE class:

                  a. Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Code of Regulations of the Corporation that affects adversely the voting powers or liquidation preferences of the holders of Non-voting Preferred Shares; PROVIDED, HOWEVER, that for the purpose of this clause (a) only, neither the amendment of the Articles of Incorporation of the Corporation to authorize, or to increase the authorized number of shares of, Nonvoting Preferred Shares or of any shares of any class ranking on a parity with or junior to the Non-voting Preferred Shares, nor the increase by the shareholders pursuant to the Code of Regulations of the number or


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                           classes of directors of the Corporation shall be
                           deemed to affect adversely the voting powers or liquidation preferences of the holders of Non-voting Preferred Shares; and PROVIDED FURTHER, that if such amendment, alteration or repeal affects adversely the liquidation preferences of one or more, but not all, of the then outstanding series of Non-voting Preferred Shares, only the vote or consent of the holders of at least a majority of the number of the then outstanding shares of the series so affected shall be required.

                  b. The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all of a series of outstanding Non-voting Preferred Shares, except in accordance with a purchase offer made to all holders of record of such series of Non-voting Preferred Shares if, at the time of such purchase offer, all dividends on such series of Non-voting Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable to all such shares shall have been complied with.

4.       Ranking
         -------

                  Whenever reference is made herein to shares "ranking prior to the Non-voting Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of a specified series of Non-voting Preferred Shares; whenever reference is made to shares "on a parity with the Non-voting Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof either as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of a specified series of Non-voting Preferred Shares; and whenever reference is made to shares "ranking junior to the Non-voting Preferred Shares," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof both as to the payment of dividends and as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of a specified series of Non-voting Preferred Shares.



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Subdivision C - Provisions Applicable to Common Shares
- ------------------------------------------------------

         The Common Shares shall be subject to the express terms of the Serial Preferred Shares and of any class or series thereof and shall have the following rights:

1.       Dividends
         ---------

                  Whenever the full dividends upon any outstanding Serial Preferred Shares for all past dividend periods and for the then current dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of the Common Shares shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

2.       Rights on Liquidation
         ---------------------

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Serial Preferred Shares of the full preferential amounts (including accrued, but unpaid dividends) to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall, except as otherwise provided by the terms of the Serial Preferred Shares, belong to and be distributable in equal amounts per share to the holders of the Common Shares.

3.       Voting
         ------

                  Each Common Share shall entitle the holder thereof to one vote.

Subdivision D - Provisions Applicable to All Shares of Capital Stock
- --------------------------------------------------------------------

         For purposes of this Article III, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

                                    ARTICLE V
                                    ---------

         The preemptive right to purchase additional shares or any other securities of the Corporation is hereby expressly denied to all shareholders of all classes.



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                                   ARTICLE VI
                                   ----------

         The right of shareholders to vote cumulatively in the election of directors of the Corporation is expressly denied to all shareholders of all classes.

                                   ARTICLE VII
                                   -----------

         A director or officer of the Corporation shall not be disqualified by such director's or officer's office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise.

         No transaction, contract or other act of the Corporation shall be voided or voidable or in any way be affected or invalidated by reason of the fact that any director or officer, or any corporation, partnership, trust or other enterprise in which such director or officer is a shareholder, director, officer, trustee, or partner or is in any way interested in such transaction, contract or other act, provided that the interest of such director, officer, corporation, partnership, trust or other enterprise is disclosed or known to the Board of Directors or such members thereof as shall take action upon any such transaction, contract or other act; nor shall any such director or officer be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by reason of the fact that such director or officer, or any firm of which such director or officer is a member, or any corporation or other enterprise of which such director or officer is a shareholder, director, officer, trustee, or partner, is interested in such transaction, contract or other act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect of any such transaction, contract or other act, and, subject to the provisions of Section 1701.60 of the Ohio Revised Code, may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if such director or officer or any firm of which such director or officer is a member or any corporation or business enterprise of which such director or officer is a shareholder, director, officer, trustee, or partner were not interested in such transaction, contract or other act.



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                                  ARTICLE VIII
                                  ------------

         Subject to the express terms of any series of outstanding Serial Preferred Shares, the Corporation may purchase, from time to time and to the extent permitted by the laws of the State of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the Corporation and at such prices as the Board of Directors of the Corporation shall determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                   ARTICLE IX
                                   ----------

         Notwithstanding any provision of the laws of the State of Ohio now or hereafter in force requiring for any purpose the vote of the holders of shares entitling them to exercise two-thirds (2/3) or any other proportion (but less than all) of the voting power of the Corporation or any class or classes of shares thereof, such action (unless otherwise expressly prohibited by statute or unless otherwise expressly required by these Amended and Restated Articles of Incorporation) may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

                                     ARTICLE X
                                     ---------

         These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation and any and all subsequent amendments thereto, to the date hereof.


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